UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 18, 2020

TAMPA ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Florida	1-5007	59-0475140
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TECO Plaza

702 N. Franklin Street

Tampa, Florida 33602

(Address of principal executive offices)

(813) 228-1111

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 – Registrant’s Business and Operations

Item 1.01:	Entry into a Material Definitive Agreement

On December 18, 2020, Tampa Electric Company (“Tampa Electric”) amended and restated its bank credit facility, entering into a Sixth Amended and Restated Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as Administrative Agent, Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., MUFG Bank, Ltd., Canada Branch, The Bank of Nova Scotia and Royal Bank of Canada, as Joint Lead Arrangers and Joint Bookrunners, JPMorgan Chase Bank, N.A. as Syndication Agent, MUFG Bank, Ltd., Canada Branch, The Bank of Nova Scotia, and Royal Bank of Canada as Documentation Agents, and the following lenders (the “Lenders”): Wells Fargo Bank, National Association, JPMorgan Chase Bank, N.A., Royal Bank of Canada, MUFG Bank, Ltd., Canada Branch, The Bank of Nova Scotia, Morgan Stanley Bank, N.A., Truist Bank, Bank of America N.A., Bank of Montreal, Canadian Imperial Bank of Commerce, New York Branch, and The Toronto-Dominion Bank, New York Branch.

The Credit Agreement contains customary representations and warranties, events of default, and financial and other covenants; provides for interest to accrue at variable rates based on the London interbank deposit rate plus a margin, or, as an alternative to such interest rate, at an interest rate equal to a margin plus the highest of Wells Fargo bank’s prime rate, the federal funds rate plus 0.50%, or the one-month London interbank deposit rate plus 1.00%.

The amendments to the Credit Agreement increase the amount of the commitment by the Lenders to $800 million, extend the maturity date of the credit facility from March 22, 2022 to March 22, 2023 (subject to further extension with the consent of each lender) and make other technical changes.

The foregoing description of the amended Credit Agreement is qualified in its entirety by reference to the complete text of the Credit Agreement, which is filed as Exhibit 10.1 to this Report and incorporated herein by reference.

The Lenders are lenders under other credit facilities of the Company and its affiliates, and affiliates of the Lenders have in the past provided, and in the future may provide, investment banking, underwriting, lending, commercial banking and other advisory services to the Company and its affiliates.

Section 2 – Financial Information

Item 2.03:	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant

The information in Item 1.01 with respect to the Tampa Electric $800 million Sixth Amended and Restated Credit Agreement dated as of December 18, 2020 is hereby incorporated by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01:	Financial Statements and Exhibits

(d) Exhibits

10.1	Sixth Amended and Restated Credit Agreement dated as of December 18, 2020, among Tampa Electric Company, as Borrower, with Wells Fargo Bank, National Association, as Administrative Agent, and the Lenders party thereto.

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

10.1	Sixth Amended and Restated Credit Agreement dated as of December 18, 2020, among Tampa Electric Company, as Borrower, with Wells Fargo Bank, National Association, as Administrative Agent, and the Lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAMPA ELECTRIC COMPANY
(Registrant)

Date: December 22, 2020	By:	/s/ David M. Nicholson
David M. Nicholson Vice President – Legal and General Counsel